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                                                                    EXHIBIT 7(a)

                        NEW CENTURY FINANCIAL CORPORATION
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "Agreement"), dated as of ___________, 2002, is made by and among U.S. Bancorp, a Delaware corporation (the "Selling Stockholder"), New Century Financial Corporation, a Delaware corporation (the "Company"), Friedman, Billings, Ramsey & Co., Inc. (the "Placement Agent"), and each purchaser named on the signature pages hereto (a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS:

         A. The Selling Stockholder desires to offer and sell (the "Offering") an aggregate of 3,624,462 shares (the "Shares") of the Company's Common Stock to the Purchasers at a price per share to Purchasers of $14.00 (the "Purchase Price").

         B. The Purchasers desire, upon the terms and conditions stated in this Agreement, to purchase shares of the Company's Common Stock in the Offering.

         C. In connection with the Offering, the Company has prepared and delivered to the Purchasers its Confidential Private Placement Memorandum dated February 25, 2002 (the "Private Placement Memorandum").

         D. The capitalized terms used herein and not otherwise defined have the meanings given them in Article X hereof.

         In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                         PURCHASE AND SALE OF SECURITIES

         1.1 Purchase and Sale of Shares.

                  (a) Upon the basis of the representations and warranties and other terms and conditions set forth herein, each Purchaser agrees to purchase from the Selling Stockholder, and the Selling Stockholder agrees to sell to each Purchaser, at the Closing such number of Shares set forth beneath the name of each such Purchaser on the signature page hereto for a price per share equal to the Purchase Price.


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                  (b) Upon execution of this Agreement, the Selling Stockholder will deposit with the Company's transfer agent (the "Transfer Agent") one or more stock certificates representing 32,856 shares of Preferred Stock of the Company convertible into the 3,624,462 Shares to be included in the Offering, together with an irrevocable notice of conversion in form reasonably satisfactory to the Placement Agent so that such shares of Preferred Stock will be converted automatically into Common Stock on or prior to the Closing without any further action by the Selling Stockholder.

                  (c) Upon conversion of the Preferred Stock, the Selling Stockholder will deposit with the Transfer Agent one or more stock certificates representing the Shares duly endorsed for transfer, with appropriate stock powers attached, properly signed and with any necessary documentary or transfer tax stamps affixed (the "Certificates").

                  (d) Prior to the Closing, each Purchaser will deposit with the Placement Agent the Purchase Price for the number of Shares it is purchasing hereunder.

         1.2 Closing.

                  (a) Subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX hereof, the closing of the purchase and sale of the Shares (the "Closing") will take place within three (3) business days following the effectiveness of the Registration Statement (the "Closing Date"). The Closing will be held at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660, or at such other place as the Selling Stockholder and the Placement Agent shall agree. The Company will authorize its transfer agent (the "Transfer Agent") to mark the Certificates "cancelled" and re-issue as of the Closing Date one or more stock certificates representing the Shares in accordance with written instructions from the Placement Agent, each such certificate to be registered in the name of such Purchaser or, if so indicated by the Purchaser, in the name of a nominee designated by such Purchaser.

                  (b) At the Closing:

                           (i) the Placement Agent will deliver to the Selling
Stockholder the Purchase Price multiplied by the number of Shares so purchased, minus a discount of five percent (5%) of the aggregate Purchase Price; and

                           (ii) the Transfer Agent will deliver stock
certificates representing the Shares, registered in the name of the Purchasers or their nominees, to the Purchasers in accordance with written instructions from the Placement Agent.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Each Purchaser represents, warrants and covenants to the Selling Stockholder, the Company and the Placement Agent, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser, that:


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         2.1 Investment Purpose. The Purchaser is purchasing the Shares for its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making this representation, the Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and the terms and conditions of this Agreement.

         2.2 Accredited Investor Status. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

         2.3 Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

         2.4 Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Shares, that have been requested by the Purchaser or its advisors, if any. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or any of its advisors or representatives modifies, amends or affects the Purchaser's right to rely on the Company's representations and warranties contained in Article III below. The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk and the Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment.

         2.5 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

         2.6 Transfer or Resale. The Purchaser understands that:

                  (a) except as provided in Article VI, the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; or (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or under Rule 144 and, in the case of sales or transfers not under Rule 144, the Shares are to be sold



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or transferred only to one or more "accredited investors" (as defined in Rule
501(a) of Regulation D);

                  (b) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

                  (c) except as set forth in Article VI, neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         2.7 Legends. The Purchaser understands that until (a) the Shares may be sold by the Purchaser under Rule 144(k) and the Purchaser has delivered the Company the legal opinion described in Section 2.6(a) above or (b) such time as the Registration Statement has been declared effective as contemplated by
Article VI, the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

         The legend set forth above will be removed and the Company will issue a certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article VII hereof.

         2.8 Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity. The Purchaser has all requisite power to enter into and perform its obligations under the Agreement.

         2.9 Residency. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on the signature pages hereto.

         2.10 Acknowledgements Regarding Placement Agent. The Purchasers acknowledge that Friedman, Billings, Ramsey & Co., Inc. is acting as placement agent for the Shares being offered hereby and will be compensated for acting in such capacity as set forth in Section



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1.2(b)(i). The Purchasers further acknowledge that the Placement Agent has acted solely as placement agent in connection with the offering of the Shares by the Selling Stockholder, that the information and data provided to the Purchasers in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent and the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Each Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Shares, it has relied on its own examination of the Company and the terms of, and consequences of, holding the Shares. The Purchasers further acknowledge that the provisions of this Section 2.10 are for the benefit of, and may be enforced by, the Placement Agent.

         2.11 No Conflicts; No Violation.

                  (a) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Purchaser's Certificate of Incorporation or other organizational document, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or other instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Purchaser.

                  (b) The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, except for such consents, authorizations, orders, filings or registrations which have already been obtained.

         2.12 No Brokers. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Friedman, Billings, Ramsey & Co., Inc., whose commissions and fees will be paid as provided in Section 1.2.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents, warrants and covenants to each of the Purchasers that:

         Since January 1, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing actually filed by the Company with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein are hereinafter referred to collectively as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and



                                       5
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regulations of the SEC applicable to the SEC Documents. None of the SEC
Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Private Placement Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

         The Selling Stockholder represents, warrants and covenants to each of the Purchasers, the Company and the Placement Agent that:

         4.1 Due Execution and Delivery. The Selling Stockholder has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. All authorizations and consents necessary for the execution and delivery by the Selling Stockholder of this Agreement have been given. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and this Agreement constitutes a legal, valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.2 Good Title. The Selling Stockholder has (i) valid title to the shares of preferred stock to be converted into the Shares, free and clear of all encumbrances, and (ii) the legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such shares of Preferred Stock and to make the representations, warranties and agreements made by it herein. At the Closing, the Selling Stockholder will have (i) valid title to the Shares, free and clear of all encumbrances, and (ii) the legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Shares to the Purchasers.

         4.3 Investment Intent. The Selling Stockholder acquired all of the shares of Preferred Stock which it currently holds from the Company and paid the full purchase price for the Shares to the Company on November 24, 1998 and July 26, 1999. The Selling Stockholder acquired all of the shares of Preferred Stock which it currently holds for its own account and not with a view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act. The Selling Stockholder is not selling the Shares for or on behalf of the Company or in connection with or as part of a distribution by the Company.

         4.4 No General Solicitation. At no time did the Selling Stockholder solicit any offer to buy or offer to sell any of the Shares, or shares of Preferred Stock convertible into the Shares, by means of any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act.



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         4.5 No Defaults. None of the execution, delivery or performance of this
Agreement, and the consummation of the transactions contemplated herein or therein by the Selling Stockholder conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any encumbrance upon, any property or assets of the Selling Stockholder pursuant to
(i) the terms of any contract or other agreement to which the Selling
Stockholder is a party or by which it is bound or to which any of its properties is subject, which conflict, breach, violation or default would adversely affect the Selling Stockholder's ability to perform its obligations hereunder; (ii) any statute, rule or regulation of any governmental body having jurisdiction over the Selling Stockholder or any of its activities or properties; (iii) the terms of any judgment, decree or order of any arbitration or governmental body having such jurisdiction, or (iv) any provision of its Certificate of Incorporation or Bylaws, as amended.

         4.6 Consents. No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by the Selling Stockholder of the transactions on its part contemplated herein, except such as may be necessary under federal and state securities or blue sky laws.

         4.7 Material Information. On the date of the Private Placement Memorandum, the information with respect to the Selling Stockholder and its holdings in the Company contained in the Private Placement Memorandum under the caption "Principal and Selling Stockholders" did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         4.8 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Selling Stockholder, and all laws imposing such taxes will be or will have been fully complied with.

         4.9 Legal Opinion. At the Closing, counsel to the Selling Stockholder will deliver its legal opinion to the Placement Agent covering the matters contained in Exhibit B hereto. Such opinion also shall state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

                                    ARTICLE V
                                    COVENANTS

         5.1 Reasonable Commercial Efforts. Each party will use its reasonable commercial efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Articles VIII and IX of this Agreement.

         5.2 Securities Law Compliance. Each party will comply with all applicable laws relating to the sale of the Shares and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).



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         5.3 Expenses. Each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses. The Company is liable for, and will pay, its own expenses and the expenses of the Selling Stockholder incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses consistent with the Company's obligations under Section 5 of that certain Amended and Restated Registration Rights Agreement, dated as of April 28, 2000, by and among the Company, the Selling Stockholder and U.S. Bank National Association.

         5.4 Financial Information. The Company agrees to send to each Purchaser those reports that it generally sends to holders of its Common Stock, until such Purchaser transfers, assigns or sells all of its Shares.

         5.5 Notification to Nasdaq. On or before the tenth (10th) business day after the date of this Agreement, if required, the Company will file with Nasdaq a "Change in Number of Shares" or similar form or documentation to permit the trading of all of the Shares on Nasdaq in the same manner as the Common Stock of the Company is traded generally.

         5.6 Questionnaires. Concurrently with the execution of this Agreement, the Purchaser will complete and deliver to the Company a Suitability Questionnaire in the form of Exhibit C hereto and a Selling Stockholder's Questionnaire in the form of Exhibit E hereto.

                                   ARTICLE VI
                         REGISTRATION OF THE SECURITIES

         6.1 Registration Procedures and Expenses. The Company shall:

                  (a) Subject to receipt of necessary information in writing from the Purchasers, prepare and file with the SEC as promptly as reasonably practicable but no later than five (5) business days after the execution of this Agreement by all of the parties hereto (the "Filing Date"), a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Shares (together with any shares of capital stock issued or issuable from time to time, with any adjustments, in exchange for or otherwise with respect to the Shares) by the Purchasers from time to time through the automated quotation system of the Nasdaq Stock Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately-negotiated transactions. If Form S-3 is not available at that time, then the Company shall file a Registration Statement on such form as is then available to effect a registration of the Shares, subject to the consent of the Purchasers who have agreed to buy a majority of the Shares, which consent shall not be unreasonably withheld.

                  (b) Use its reasonable commercial efforts, subject to receipt of necessary information from the Purchasers, to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than sixty (60) days after the Filing Date (the "Required Effective Date"). However, so long as the Company filed the Registration Statement by the Filing Date, if the Registration Statement receives SEC review,



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then the Required Effective Date will be ninety (90) days after the Filing Date.
The Company's reasonable commercial efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will, subject to its rights under Section 6.2, use its commercially reasonable efforts to cause the Registration Statement to become effective within five (5) business days after such SEC notification.

                  (c) Use its reasonable commercial efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Purchaser's Shares purchased hereunder, the earliest of (i) the second anniversary of the date of effectiveness of the Registration Statement with respect to the Shares, (ii) the date on which the Purchaser may sell all of the Shares then held by the Purchaser, without registration or without regard to any volume limitations by reason of Rule 144(k) of the Securities Act or (iii) such time as all of the Shares purchased by such Purchaser in this Offering have been sold pursuant to the Registration Statement (the "Registration Period"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Purchasers shall have no further right to offer or sell any of the Shares pursuant to the Registration Statement.

                  (d) Furnish to each Purchaser whose Shares are included in the Registration Statement, and to its legal counsel, (i) promptly after each document is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement filed pursuant to this Agreement and any amendments thereto, each Preliminary Prospectus and final Prospectus and each amendment or supplement thereto; and each letter written by or on behalf of the Company to the SEC and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); and (ii) such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser, provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or Blue Sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses. The Company will promptly notify by facsimile each Purchaser whose Shares are included in the Registration Statement of the effectiveness of the Registration Statement and any post-effective amendment.

                  (e) Use its reasonable commercial efforts to (i) register and qualify the Shares covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as each Purchaser who holds (or has the right to hold) Shares being offered reasonably requests, (ii) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (iii) take any other



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actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take any other actions reasonably necessary or advisable to qualify the Shares for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 6.1, (B) subject itself to general taxation in any such jurisdiction,
(C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause material expense or burden to the Company, or (E) make any change in its Certificate of Incorporation or By-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  (f) During the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

                  (g) Bear all registration expenses in connection with the procedures in paragraphs (a) through (f) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement (excluding underwriting, brokerage and other selling commissions and discounts and the fees and expenses of counsel(s) to the Purchasers).

                  (h) Advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its reasonable commercial efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                  (i) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.1, that the Purchaser shall furnish to the Company such information regarding itself, the Shares to be sold by the Purchaser, and the intended method of disposition of such Shares as shall be required to effect the registration of the Shares, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

                  (j) The Company understands that each Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the SEC that the Purchaser is deemed an underwriter, then the period in which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) thirty (30) days after such SEC notification, or (ii) ninety (90) days after the initial filing of the Registration Statement with the SEC. Notwithstanding the foregoing, the parties understand and agree that the offer and sale of the Shares pursuant to the Registration Statement shall not be underwritten.

         6.2 Transfer of Shares After Registration; Suspension. The Purchaser agrees that it will not effect any disposition of the Shares except as contemplated in the Registration Statement referred to in Section 6.1 or as otherwise permitted by law and by this Agreement, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

                  (a) The Company agrees that any Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) filed by the Company covering the Shares will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that the Company makes no representation or warranty regarding information relating to any Purchaser, the Shares sold by any Purchaser or the intended method of distribution of such Shares that is contained in any Registration Statement and shall not be responsible for the accuracy or completeness of any such information to any Purchaser or Purchasers. Except in the event that subsection
(c) below applies, the Company shall: (i) subject to the proviso in the preceding sentence of this Section 6.2(a), prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the Purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) inform each Purchaser that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable commercial efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) hereof when the amendment has become effective).

                  (b) In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or a related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) except for those events or circumstances that are the subject of Section 6.4 below, of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Purchaser (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Purchaser's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension (except pursuant to Section 6.4 below), the Company will use its reasonable commercial efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within thirty (30) business days, in the case of clauses (b)(i)-(iii) above, or ten (10) business days, in the case of clause
(b)(iv) above, after delivery of a Suspension Notice to the Purchasers, will prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance of the Company's obligations in this Section 6.2(b) in the event that the Company fails to comply with the provisions of this Section 6.2(b). Subject to the Company's rights under this
Section 6.2(b), the Company will use its reasonable commercial efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time and to notify each Purchaser that holds the Shares being sold of the issuance of such order and the resolution thereof. If the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to all Purchasers whose Shares are covered by the Registration Statement, and will promptly notify each such Purchaser as soon as the use of the Registration Statement may be resumed.

                  (c) Notwithstanding the foregoing paragraphs of this Section 6.2, the Purchaser shall not be prohibited from selling the Shares under the Registration Statement as a result of Suspensions specified in Section 6.2(b)(iv) on more than four (4) occasions of not more than sixty (60) days each in any twelve-month period.

                  (d) Provided that a Suspension is not then in effect the Purchaser may sell the Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Purchaser and to supply copies to any other parties requiring such Prospectuses.

         6.3 Review by the Purchasers. The Company will permit a single firm of legal counsel, designated by the Purchasers or their permitted transferees or assignees who hold a majority in interest of the Shares being sold pursuant to the Registration Statement, to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) for a reasonable period of time prior to its filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company's counsel; provided, that, any deadline imposed by this Agreement with respect to the filing or effectiveness of such Registration Statement shall be stayed pending resolution of such objection. The fees and expenses of such counsel shall be paid by the Purchasers. The sections of any such Registration Statement, including information with respect to the Purchasers, the Purchasers' beneficial ownership of the Shares of the Company or the Purchasers' intended method of disposition of the Shares, must conform to the information provided to the Company by each of the Purchasers.

         6.4 Deferral. Notwithstanding anything in this Agreement to the contrary and in addition to the rights set forth in Section 6.2(b) hereof, if the Company shall furnish the selling Purchasers a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made a good faith determination (i) that continued use by the selling Purchasers of the Registration Statement for purposes of effecting offers or sales of Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the Prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction less likely and (iii) that it is therefore essential to suspend the use by the Purchasers of such Registration Statement (and the Prospectus relating thereto) for purposes of effecting offers or sales of Shares pursuant thereto, then the right of the selling Purchasers to use the Registration Statement (and the Prospectus relating thereto) for purposes of effecting offers or sales of Shares pursuant thereto shall be suspended for a period of not more than 75 days after delivery by the Company of the certificate referred to in this Section 6.4 (the "Suspension Period"). During the Suspension Period, none of the Purchasers shall offer or sell any Shares pursuant to, or in reliance upon, the Registration Statement (or the Prospectus relating thereto).

         6.5 Indemnification.

                  (a) For the purpose of this Section 6.5:

                           (i) The term "Registration Statement" shall include
any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6.1; and

                           (ii) The term "untrue statement" shall include any
untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company agrees to indemnify and hold harmless each Purchaser and the Selling Stockholder, each person, if any, who controls any Purchaser or the Selling Stockholder within the meaning of the Securities Act, and any affiliate of any Purchaser or the Selling Stockholder within the meaning of the Securities Act, and their respective directors, officers, employees, agents and controlling persons (each, a "Selling Indemnified Party") from and against any losses, claims, damages, liabilities or expenses, joint or several, to which such Selling Indemnified Party may become subject (under the Securities Act, the Exchange Act or otherwise), including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or pursuant to Rule 434 of the rules and regulations of the SEC, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading. The Company shall reimburse such Selling Indemnified Party for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case with respect to any Selling Indemnified Party to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Indemnified Party specifically for use in preparation of the Registration Statement, which the parties agree with respect to the Selling Stockholder consists solely of statements and information concerning the Selling Stockholder and its holdings in the Company contained in the Private Placement Memorandum under the caption "Principal and Selling Stockholders", or the failure of such Selling Indemnified Party to comply with its covenants and agreements contained in Sections 6.2 or
6.4 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Selling Indemnified Party prior to the pertinent sale or sales by such Selling Indemnified Party.

                  (c) Each Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company), and each of the other Purchasers (and each person, if any, who controls such other Purchasers within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) or such other Purchasers (or controlling persons) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Sections 6.2 or 6.4 hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement or Prospectus, or in any amendment or supplement to the Registration Statement or Prospectus, but only to the extent that such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (or such officer, director or controlling person) and each other Purchaser (and controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that such Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which such Purchaser has delivered notice to the Company in writing pursuant to the requirements of Section 12.6 hereof of a correction before the occurrence of the transaction from which such loss was incurred, and such Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person and each other Purchaser (and controlling person) for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person or each other Purchaser or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 6.5 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 6.5. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel to the extent of such conflict at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding. Notwithstanding the provisions of this Section 6.5, each Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of gross proceeds received by such Purchaser from the sale of the Shares.

                  (e) If the indemnification provided for in this Section 6.5 is unavailable to or insufficient to hold harmless an indemnified person under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to (i) reflect the relative benefits received by the Company and the indemnified person from the sale of the Shares or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the indemnified person in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each indemnified person on the other shall be deemed to be in the same proportion as the amount paid by such indemnified person to the Company pursuant to this Agreement for the Shares purchased by such indemnified person that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such indemnified person paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault shall be determined by reference to, among other things, whether the untrue statement or the omission or alleged omission to state a mutual fact relates to information supplied by the Company on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The provisions set forth in Section 6.5 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under
Section 6.5 for purposes of indemnification. The Company, the Purchasers and the Selling Stockholder agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include, subject to the limitations set forth in this Section 6.5, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection to contribute are several in proportion to their sales of the Shares to which such loss relates and not joint.

                  (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.5, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.5 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 6.5, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section
6.5 and further agree not to attempt to assert any such defense.

         6.6 Termination of Conditions and Obligations. The conditions precedent imposed by Article II or this Article VI upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         6.7 Information Available. So long as the Registration Statement is effective covering the resale of the Shares owned by a Purchaser, the Company will furnish to each Purchaser:

                  (a) upon the request of the Purchaser, as soon as practicable after it is available (but in the case of the Company's Annual Report to Stockholders, within one hundred twenty (120) days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits); (iii) if not included in substance in its Quarterly Reports to Stockholders, its quarterly reports on Form 10-Q; or (iv) a full copy of the Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

                  (b) upon the reasonable request of the Purchaser, all exhibits excluded by the parenthetical to subparagraphs (a)(ii), (iii) and (iv) of this
Section 6.7 as filed with the SEC and all other information that is made available to stockholders; and

                  (c) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise reasonably cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Purchaser until and unless the Purchaser shall have entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company with respect thereto.

         6.8 Rule 144 Information. In order to make available to the Purchasers the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Purchasers to sell the Shares of the Company to the public without registration, the Company will use its reasonable commercial efforts to:

                  (a) file with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company's obligations under Section 4.3 hereof) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (b) furnish to each Purchaser, so long as such Purchaser holds the Shares, promptly upon the Purchaser's request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such Shares pursuant to Rule 144 without registration.

         6.9 Assignment of Registration Rights. After the Closing, the rights of the Purchasers hereunder will be automatically assigned by the Purchasers to permitted transferees or assignees of all or any portion of the Shares, but only if (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Shares with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D and (f) the transfer of Shares is made in accordance with the provisions of Section 2.6 hereof; provided, however, that if as a result of such transfers or assignments a Purchaser transfers or assigns Shares purchased at the Closing to ten or more separate persons or entities, then the Purchaser, and not the subsequent transferees or assignees, shall have the right to enforce the terms of, and receive notices under, Section 6.5 of this Agreement.

                                  ARTICLE VII
                 TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

         7.1 Issuance of Certificates. At the Closing, the Company shall authorize its transfer agent (the "Transfer Agent") to arrange delivery to each Purchaser of one or more stock certificates representing the number of Shares set forth on the signature pages hereto, each such certificate to be registered in the name of the Purchaser or, if so indicated by the Purchaser, in the name of a nominee designated by the Purchaser in accordance with the provisions of
Section 12.7 hereof, and the Transfer Agent shall deliver to the Placement Agent a certificate as to the transfer of the Shares to the Purchasers in form and substance reasonably acceptable to the Placement Agent. Nothing in this Section will affect in any way the Purchaser's obligations and agreement set forth in Sections 2.6 and 2.7 hereof to resell the Shares only pursuant to an effective registration statement or in compliance with an exemption from the registration requirement of applicable securities laws.

         7.2 Unrestricted Shares. If, unless otherwise required by applicable state securities laws, (a) the resale of the Shares represented by a certificate has been registered under an effective registration statement filed under the Securities Act, or (b) subject to compliance with Section 2.6(a) hereof, a holder of the Shares provides the Company and the Transfer Agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer, the Company will permit the transfer of the Shares, and the Transfer Agent will issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder. In the event that the restrictive legend is removed from any of the certificates for the Shares and thereafter the effectiveness of a registration statement covering such Shares is suspended or terminated or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon a reasonable advance notice to the Purchaser the Company may (i) require that the restrictive legend be placed on any certificates for the Shares that cannot be sold pursuant to an effective registration statement, and each Purchaser shall cooperate in the replacement of such legend, or (ii) deliver to the Transfer Agent a "stop transfer" order with respect to such Shares. Such legend shall thereafter be removed when such Shares may again be sold pursuant to an effective registration statement or Rule 144, subject to the receipt of an opinion of counsel as described in clause (b) above.

                                  ARTICLE VIII
           CONDITIONS TO THE SELLING STOCKHOLDER'S OBLIGATION TO SELL

         The obligation of the Selling Stockholder to sell the Shares to each Purchaser at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions. These conditions are for the Selling Stockholder's sole benefit and may be waived by the Selling Stockholder at any time in its sole discretion:

         8.1 Each Purchaser will have executed and delivered this Agreement to the Selling Stockholder and the Company.

         8.2 The representations and warranties of each Purchaser must be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Purchaser will have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by each Purchaser at or prior to the Closing.

         8.3 Each Purchaser will have delivered the purchase price for the Shares to the Placement Agent in accordance with this Agreement.

         8.4 The Placement Agent will have received gross subscriptions for at least ninety percent (90%) of the number of Shares included in the Offering.

         8.5 The Company and the Placement Agent have entered into the Placement Agency Agreement.

         8.6 Each Purchaser shall have executed and delivered to the Company and the Selling Stockholder a Purchaser Questionnaire in the form attached hereto as Exhibit C.

         8.7 Each Purchaser shall have executed and delivered to the Company a Confidentiality Agreement in the form attached hereto as Exhibit D.

         8.8 No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit alter, prevent or materially delay the Closing shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending. In addition, the sale of the Shares shall not be prohibited by any law or governmental order or regulation.

                                   ARTICLE IX
              CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE

         The obligation of each Purchaser hereunder to purchase the Shares from the Selling Stockholder at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions. These conditions are for each Purchaser's respective benefit and may be waived by any Purchaser (but only with respect to such Purchaser) at any time in its sole discretion:

         9.1 The Company and the Selling Stockholder will have executed and delivered this Agreement to the Purchasers.

         9.2 The respective representations and warranties of the Company and the Selling Stockholder must be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and each of the Company and the Selling Stockholder must have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by each of them at or prior to the Closing. The Placement Agent shall have received a certificate or certificates dated as of the Closing Date and executed by the Chief Executive Officer or the

Chief Financial Officer of each of the Company and the Selling Stockholder certifying as to such matters as may be reasonably requested by the Placement Agent, including, but not limited to, (a) the respective representations and warranties of the Company and the Selling Stockholder made herein, (b) the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, (c) Board of Directors' resolutions of the Company relating to the transactions contemplated hereby, and (d) the incumbency and signatures of each of the officers of the Company and the Selling Stockholder who may execute on behalf of the Company or the Selling Stockholder, as the case may be, any document delivered at the Closing.

         9.3 The Registration Statement will have been declared effective by the SEC and remain effective at the Closing with respect to all of the Shares, and no stop order by the SEC delaying or suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose will have been initiated.

         9.4 Trading and listing of the Common Stock on Nasdaq must not have been suspended by the SEC or Nasdaq.

         9.5 The Placement Agent will have received an opinion from O'Melveny & Myers LLP, counsel for the Company, dated as of the Closing Date and addressed to the Purchasers and the Placement Agent, as to the matters addressed in Exhibit A attached hereto.

         9.6 The Placement Agent will have received an opinion from counsel to the Selling Stockholder, dated as of the Closing Date and addressed to the Purchasers and the Placement Agent, as to the matters addressed in Exhibit B attached hereto.

         9.7 The Transfer Agent will have issued a certificate as to the transfer of the Shares to the Purchasers in form and substance reasonably acceptable to the Placement Agent.

                                    ARTICLE X
                                   DEFINITIONS

         10.1 "Closing" means the closing of the purchase and sale of the Shares under this Agreement.

         10.2 "Closing Date" has the meaning set forth in Section 1.2.

         10.3 "Common Stock" means the common stock, $0.01 par value per share, of the Company.

         10.4 "Company" means New Century Financial Corporation, a Delaware corporation.

         10.5 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         10.6 "Preferred Stock" means the Series 1998-A Preferred Stock, $0.01 par value per share, of the Company, and the Series 1999-A Preferred Stock, $0.01 par value per share, of the Company.

         10.7 "Purchasers" means the purchasers whose names are set forth on the signature pages of this Agreement.

         10.8 "Nasdaq" means the Nasdaq National Market System.

         10.9 "Regulation D" means Regulation D as promulgated under by the SEC under the Securities Act.

         10.10 "Rule 144" and "Rule 144(k)" mean Rule 144 and Rule 144(k), respectively, promulgated under the Securities Act, or any successor rule.

         10.11 "SEC" means the United States Securities and Exchange Commission.

         10.12 "SEC Documents" has the meaning set forth in Article III.

         10.13 "Shares" means the Common Stock to be sold pursuant to this Agreement.

         10.14 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

                                   ARTICLE XI
                                   TERMINATION

         This Agreement and all of the obligations of the parties hereunder shall terminate prior to the Closing if the Registration Statement covering all of the Shares has not become effective by or on the ninetieth day after the Filing Date.

                                  ARTICLE XII
                          GOVERNING LAW; MISCELLANEOUS

         12.1 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without giving effect to the principles of conflicts of law. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the County of Orange or the courts of the State of California in each case located in the County of Orange (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction.

         12.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed pages to be physically delivered to the other parties within five business days of the execution hereof.

         12.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

         12.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

         12.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement shall be considered one agreement executed by the Purchasers and the addition of Purchasers to this Agreement shall not constitute an amendment or modification to this Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof . No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. This Agreement shall be considered one agreement executed by Purchasers

         12.6 Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five (5) days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

         If to the Selling Stockholder:          U.S. Bancorp
                                                 U.S. Bank Place
                                                 601 Second Avenue South
                                                 Minneapolis, Minnesota  55402-4302
                                                 Attention:  Lee R. Mitau, Esq.
                                                 Facsimile number (612) 973-4333

                           With a copy to:       Dorsey and Whitney LLP
                                                 50 South Sixth Street, Suite 1500
                                                 Minneapolis, Minnesota 55402
                                                 Attention:  Elizabeth C. Hinck, Esq.
                                                 Facsimile number (612) 340-8738

         If to the Company:                      New Century Financial Corporation,
                                                 18400 Von Karman, Suite 1000,
                                                 Irvine, California  92612,
                                                 Attention: Robert Cole
                                                 Facsimile number (949) 224-5762

                           With a copy to:       O'Melveny & Myers LLP
                                                 990 Marsh Road
                                                 Menlo Park, California 94025
                                                 Attention:  David A. Krinsky, Esq.
                                                 Facsimile number (650) 473-2601

         If to the Placement Agent:              Friedman, Billings, Ramsey & Co., Inc.
                                                 1001 Nineteenth Street North
                                                 Arlington, Virginia  22209
                                                 Attention: William Ginivan, Esq.
                                                 Facsimile number (703) 312-9602

                           With a copy to:       Morrison & Foerster LLP
                                                 555 West Fifth Street
                                                 Los Angeles, California 90013
                                                 Attention: Allen Z. Sussman, Esq.
                                                 Facsimile number (213) 892-5454

         If to a Purchaser: To the address set forth immediately below such Purchaser's name on the signature pages hereto.

         Each party will provide written notice to the other parties of any change in its address.

         12.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company may assign this Agreement or any rights or obligations hereunder in connection with a merger, consolidation, sale of all or substantially all of the Company's assets or sale of 50% or more of the outstanding equity securities of the Company without the prior written consent of the Purchasers. At any time prior to the effectiveness of the Registration Statement, a Purchaser may assign this Agreement or any rights or obligations hereunder to its "affiliates," as that term is defined under the Securities Act, without the consent of the Company, so long as (i) such affiliate is an "accredited investor" (within the meaning of Regulation D under the Securities Act), (ii) such affiliate agrees in writing to be bound by all of the provisions in this Agreement, (iii) such affiliate completes and delivers to the Company the questionnaires attached as Exhibits C and E to this Agreement, and (iv) any transfer of Shares to such affiliate complies with the provisions of Section 2.6 hereof;

provided, however, that if such assignment is made to ten or more separate persons or entities, then the Purchaser, and not the subsequent assignee, shall have the right to enforce the terms of, and receive notices under, Section 6.5 of the Agreement. At any time after the Closing, the Purchasers may assign this Agreement or any rights or obligations hereunder only in accordance with Section
6.9 hereof.

         12.8 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         12.9 Survival. The representations and warranties of the Company, Selling Stockholder and the Purchasers set forth herein will survive the Closing hereunder. The Company makes no representations or warranties in any oral or written information provided to Purchasers, other than the representations and warranties included herein. The covenants of the Company in Article V and VI hereof shall terminate as to each Purchaser at the expiration of the Registration Period applicable to such Purchaser, except that the covenants in
Section 6.5 shall survive such termination

         12.10 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         12.11 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.





                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.


SELLER:                                                 COMPANY:
U.S. BANCORP                                            NEW CENTURY FINANCIAL CORPORATION
By: ____________________________                        By: ____________________________
Name:                                                   Name:
Title:                                                  Title:


PLACEMENT AGENT:                                        PURCHASER:
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
                                                        Name of Purchaser: ______________________
By: ____________________________
Name:                                                   By: _____________________________________
Title:                                                           (Signature)
                                                        Name: ___________________________________
                                                        Title: __________________________________
                                                        Shares Purchased: _______________________
                                                        Total Amount: $__________________________
                                                        Mailing Address: ________________________
                                                               __________________________________
                                                               __________________________________

                                                        Facsimile No.:  (____) __________________